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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                           Year Ended August 31, 2003

                                                                      Percent
             Name                          Incorporation               Owned
             ----                          -------------               -----
Penford Corporation                 Washington

  Penford Products Co.              Delaware                           100%

  Penford Holdings Pty. Limited     New South Wales, Australia         100%

     Penford Australia Limited      New South Wales, Australia         100%

     Penford New Zealand Ltd.       New Zealand                        100%

  Penford Export Corporation        U.S. Virgin Islands                100%